UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2015

GREAT PLAINS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4060 NE 95th Rd., Wildwood, FL	34785
(Address of principal executive offices)	(Zip Code)

(352) 561-8182
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 29, 2015, Great Plains Holdings, Inc. entered into a Securities Purchase Agreement with an accredited investor pursuant to which we issued and sold to that investor 3,000,000 shares of our Series C Convertible Preferred Stock (“Series C Preferred”) at a price of $0.03333 per share for an aggregate of $99,990.00. The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to the Securities Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. The securities issuance discussed in Item 1.01 above was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption provided by Section 4(a)(2) of the Securities Act because, among other things, the transaction did not involve a public offering and the purchaser acquired the securities for investment and not resale.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2015, the Company filed a certificate of designation, preferences and rights of Series C preferred stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 3,500,000 shares of our previously authorized preferred stock as Series C preferred stock. The Certificate of Designation and its filing was approved by our board of directors on July 28, 2015 without shareholder approval as provided for in our articles of incorporation and under Nevada law.

The designations, rights and preferences of the Series C Preferred include:

•	the shares have no voting rights.

•
each share is convertible at the option of the holder into eight shares of our common stock at any time after we merge or consolidate our company with or into another person. The rate of conversion is subject to adjustment as discussed below.

•	each 500 shares are automatically convertible into one share of our common stock if we do not complete a merger within 50 days of the date the shares are issued.

•	the conversion price of the Series C Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

•
the Series C Preferred shares are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the conversion of the Series C Preferred or otherwise would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by the holder upon 61 days notice to us.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series C Preferred Stock.

10.1	Securities Purchase Agreement dated as of July 29, 2015 between Great Plains Holdings, Inc. and Cape One Master Fund II LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.

Date: August 3, 2015	By: /s/ Kent Campbell
Name: Kent Campbell
Title: Chief Executive Officer